UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2006

GENTA INCORPORATED
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

Two Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2006, Genta Incorporated, a Delaware corporation (the “Company”), entered into an employment agreement with Dr. Raymond P. Warrell, Jr., M.D. Chairman and Chief Executive Officer. The term of the employment agreement is from January 1, 2006 through December 31, 2008 with an automatic renewal period for additional indefinite one-year periods provided that either party does not provide six-month notice that it is not electing to extend the term. The employment agreement includes a base annual salary of $460,000, an annual bonus of between 0% and 60% dependent on the extent that the Company attains goals and objectives during the year, an initial option grant of one million shares of the Company’s common stock and annual option grants of between 0 and 225 thousand shares dependent on the achievement of Company goals and objectives.

A copy of the Agreement will be filed as an exhibit to the Company’s upcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	April 4, 2006	By:	/s/ Richard J. Moran

			Name:	Richard J. Moran
			Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary